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[MBA LOGO]

                              MORTEN BEYER & AGNEW
             8180 Greensboro Drive * Suite 1000 * McLean, VA 22102


                               February 11, 1998


Continental Airlines, Inc.
2929 Allen Parkway, Suite 1588
Houston, TX 77019


Dear Sirs:

        This will respond to your request Morten Beyer & Agnew supplement our letter of appraisal to you, dated February 5, 1998 (the "Prior Letter"), in which we provided our opinion regarding the base value of the twenty-four aircraft described therein. This letter should be read in conjunction with, and is subject to all of the considerations, qualifications and limitations contained in, the Prior Letter. The methodology utilized in preparing the Prior Letter was also used to prepare this letter.

        Be it known that, in our opinion, the base value of the Boeing 757-224 aircraft, equipped with two RB211-535E4B engines and with a MTOW (lbs.) of 250,000, with expected registration number N17126 and manufacturer's serial number 27566, when newly delivered in February 1998, will be $55,870,000.00.

                                                Sincerely yours,




                                                /s/ RF Agnew
                                                RF Agnew
                                                President